EXHIBIT 12
                                            STATEMENT RE COMPUTATION OF RATIOS


                                                                 Year Ended December 31,
                                                                 -----------------------
                                          1992            1993            1994            1995            1996
                                          ----            ----            ----            ----            ----

Pretax earnings (losses)            $  (4,479,733)  $   876,982(1)  $     962,344    $    393,593    $    620,759

Interest expense                          985,000         607,012         465,743         414,145         419,632
                                    -------------   -------------   -------------    ------------    ------------

Subtotal (A)                           (3,494,733)      1,483,944       1,428,087         807,738       1,040,391
                                    --------------  -------------   -------------    ------------    ------------

Interest expense                          985,000         607,012         465,743         414,145         419,632

Preferred stock dividend
   requirements                            79,945          76,830         107,564         219,111         100,271
                                    -------------   -------------   -------------    ------------    ------------

Subtotal (B)                        $   1,064,945   $     683,842   $     573,307    $    633,256    $    519,903
                                    -------------   -------------   -------------    ------------    ------------

(A) divided by (B)                    (3.28)(2)           2.17            2.49            1.28           2.00
                                      =========          =====            ====            ====           ====

<F1>  Before extraordinary item.
<F2>  Due to reorganization.